EXHIBIT 17

                               POWERS OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John C. Sabo and/or Susan P. Bowen, or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments and post-effective amendments to that certain Registration Statement of Millenium Tax-Free Income Fund, Inc. on Form N-1A, and to file the same with all exhibits thereto, and grants unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue of this power of attorney.

         Signature                                                     Date

/s/ John C. Sabo                                                January 12, 1998
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    John C. Sabo

 /s/ Susan P. Bowen                                             January 12, 1998
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     Susan P. Bowen

/s/ Mark Blaustein                                              January 12, 1998
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    Mark Blaustein

/s/ Paul A. Harper, Jr.                                         January 12, 1998
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    Paul A. Harper, Jr.